Exhibit 1

                              UNITED MEXICAN STATES

                          Sub-Authorization Certificate

         This Sub-Authorization Certificate is provided (i) in accordance with the Authorization Certificate dated December 28, 2001 (the "Authorization Certificate") executed and delivered on behalf of the United Mexican States ("Mexico") pursuant to Section 1(b) of the Fiscal Agency Agreement dated as of September 1, 1992, as amended by Amendment No. 1 thereto, dated as of November 28, 1995 and by Amendment No. 2 thereto, dated as of March 3, 2003 (the "Fiscal Agency Agreement") between Mexico and Citibank, N.A. establishing under the Fiscal Agency Agreement a Series of Securities (the "Notes") designated as Global Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue and (ii) in connection with the proposed issuance by Mexico of U.S. $1,500,000,000 aggregate principal amount of its 4.625% Global Notes due 2008 (the "2008 Notes") and U.S. $1,000,000,000 aggregate principal amount of its 7.500% Global Notes due 2033 (the "2033 Notes," and together with the 2008 Notes, the "Offered Notes").

         Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Fiscal Agency Agreement, in the Prospectus Supplement dated December 4, 2002 relating to the Notes (the "Prospectus Supplement"), in the related Prospectus dated December 4, 2002 relating to Debt Securities and Warrants of Mexico (the "Prospectus") or in the Pricing Supplement dated April 8, 2003 relating to the Offered Notes (the "Pricing Supplement"). A copy of each of the Prospectus, Prospectus Supplement and Pricing Supplement is attached hereto as Annex A.

         I, Silvia Eugenia Rocha Torres, Deputy Director General of Legal Procedures of Credit of the Ministry of Finance and Public Credit of Mexico, hereby certify the authorization of the issuance of the Offered Notes in accordance with the terms set forth below.

         The Offered Notes shall be sold on behalf of Mexico by the Managers named below. The Offered Notes shall be in substantially the form attached hereto as Annex B. The terms of the Offered Notes shall include the following terms which supplement, and to the extent inconsistent therewith replace, the terms of the Offered Notes set forth in the Authorization Certificate and the descriptions of the general terms and provisions of the Notes set forth in the Prospectus Supplement and of the Debt Securities set forth in the Prospectus, to which terms and descriptions reference is hereby made:


Principal Amount:                           For the 2008 Notes: U.S.
                                            $1,500,000,000
                                            For the 2033 Notes: U.S.
                                            $1,000,000,000

Issue Price:                                For the 2008 Notes: 99.402%, plus
                                            accrued interest from April 11, 2003
                                            For the 2033 Notes: 98.536%, plus
                                            accrued interest from April 11, 2003

Issue Date:                                 April 11, 2003

Pricing Date:                               April 8, 2003

Maturity Date:                              For the 2008 Notes: October 8, 2008
                                            (or if such date is not a business
                                            day in any place of payment, the
                                            next succeeding day that is a
                                            business day).
                                            For the 2033 Notes: April 8, 2033
                                            (or if such date is not a business
                                            day in any place of payment, the
                                            next succeeding day that is a
                                            business day).

Specified Currency:                         U.S. dollars

Authorized Denominations:                   $1,000 and integral multiples
                                            thereof

Form:                                       The Notes shall be issued in
                                            fully registered form only, without
                                            coupons.

                                            The Notes will be issued in
                                            book-entry form, represented by one
                                            or more global securities (each, a
                                            "Global Security") registered in the
                                            name of Cede & Co., as the nominee
                                            of The Depository Trust Company, New
                                            York, New York for the accounts of
                                            its participants (including
                                            Euroclear Bank S.A./N.V. and
                                            Clearstream Banking, S.A.).
                                            Interests in the Global Securities
                                            will not, except in very limited
                                            circumstances, be exchangeable for
                                            certificated notes.

Interest Rate:                              For the 2008 Notes:  4.625% per
                                            annum, accruing from April 11, 2003
                                            For the 2033 Notes: 7.500% per
                                            annum, accruing from April 11, 2003

Interest Payment Dates:                     Semi-annually on April 8 and October
                                            8 of each year, commencing on
                                            October 8, 2003, provided that if
                                            any Interest Payment Date is not a
                                            business day in any place of
                                            payment, such payment shall be made
                                            on the next succeeding business day
                                            with the same force and effect as if
                                            made on such Interest Payment Date,
                                            and no additional interest shall
                                            accrue as a result of such delayed
                                            payment.

Principal Amount Payable at Maturity:       100%

Regular Record Dates:                       March 24 and September 23 of each
                                            year

Optional Redemption:                                Yes            X   No
                                            -------              -----
Optional Repayment:                                 Yes            X   No
                                            -------              -----
Indexed Note:                                       Yes            X   No
                                            -------              -----
Foreign Currency Note:                              Yes            X   No
                                            -------              -----

Managers:                                   Barclays Capital Inc.
                                            J.P. Morgan Securities Inc.

Purchase Price:                             For the 2008 Notes: 99.052%
                                            For the 2033 Notes: 97.886%

Closing Date and Time:                      10:00 a.m. (New York time) on
                                            April 11, 2003

Place of Delivery of Offered Notes:         The closing shall be held at the
                                            New York office of Cleary,
                                            Gottlieb, Steen & Hamilton.

Method of Payment:                          Wire transfer of immediately
                                            available funds to an account
                                            designated by Mexico.

Listing:                                    Application has been made to list
                                            the Offered Notes on the
                                            Luxembourg Stock Exchange

CUSIP:                                      For the 2008 Notes:  91086QAM0
                                            For the 2033 Notes:  91086QAN8

Common Code:                                For the 2008 Notes:  016699381
                                            For the 2033 Notes:  016699314

ISIN No.:                                   For the 2008 Notes:  US91086QAM06
                                            For the 2033 Notes:  US91086QAN88
Fiscal Agent, Principal
Paying Agent, Transfer
Agent, Registrar and
Authenticating Agent:                       Citibank, N.A.

Luxembourg Listing Agent, Paying
Agent and Transfer Agent:                   Kredietbank S.A. Luxembourgeoise

Further Issues:                             Mexico may, without consent of the
                                            holders, issue additional securities
                                            that may form a single series with
                                            the outstanding Offered Notes
                                            provided that such additional notes
                                            do not have, for purposes of U.S.
                                            federal income taxation, a greater
                                            amount of original issue discount
                                            than the notes have as of the date
                                            of the issue of such additional
                                            notes.

Other Terms:                                The Offered Notes will be Collective
                                            Action Securities (as defined in the
                                            Fiscal Agency Agreement). The
                                            Offered Note swill have the
                                            provisions regarding (i)
                                            acceleration and recission, (ii)
                                            meetings of holders and (iii)
                                            amendments, modifications and
                                            waivers, described in the Pricing
                                            Supplement and set forth in the form
                                            of the Offered Notes and Section 14
                                            of the Fiscal Agency Agreement.


         THIS SUB-AUTHORIZATION CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO ITS AUTHORIZATION AND EXECUTION BY MEXICO, WHICH SHALL BE GOVERNED BY THE LAWS OF MEXICO.

         IN WITNESS WHEREOF, the undersigned has hereunto executed this Sub-Authorization Certificate as of the 11th day of April, 2003.



                                            ------------------------------------
                                            Silvia Eugenia Rocha Torres
                                            Deputy Director General of Legal
                                            Procedures of Credit of the
                                            Ministry of Finance and Public
                                            Credit of the United Mexican
                                            States

                                                                         Annex B

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE UNITED MEXICAN STATES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FISCAL AGENCY AGREEMENT AND THE AUTHORIZATION CERTIFICATE REFERRED TO ON THE REVERSE HEREOF.

                              UNITED MEXICAN STATES

                       Global Medium-Term Notes, Series A
                   Due Nine Months or More from Date of Issue

                          4.625% Global Notes due 2008

No. R-[ ]                                                     U.S. $500,000,000
CUSIP No.:  91086QAM0
ISIN No.:  US91086QAM06
Common Code:  016699381


Original Issue Date:            April 11, 2003

Maturity Date:                  October 8, 2008

Specified Currency:             U.S. dollars

Authorized Denominations:       U.S. $1,000 and integral multiples thereof

Form:                           (X)  Book-Entry                 ( )  Bearer
                                ( )  Certificated               (X)  Registered

Interest Rate:                  4.625% per annum accruing from April 11, 2003

   Interest Payment Dates:      Semi-annually on April 8 and October 8 of
                                each year, commencing on  October 8, 2003

   Regular Record Dates:        March 24 and September 23 of each year

Optional Redemption:                    Yes    X    No
                               --------    --------
Optional Repayment:                     Yes    X    No
                               --------    --------
Indexed Note:                           Yes    X    No
                               --------    --------
Foreign Currency Note:                  Yes    X    No
                               --------    --------
Original Issue Discount Note:           Yes    X    No
                               --------    --------

Listing:                       Luxembourg Stock Exchange

Fiscal Agent, Principal
Paying Agent, Transfer Agent,
Registrar and Authenticating
Agent:                         Citibank, N.A.

Luxembourg Paying Agent
and Transfer Agent:            Kredietbank S.A. Luxembourgeoise

         The UNITED MEXICAN STATES ("Mexico"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on the Maturity Date shown above upon presentation and surrender hereof, the principal amount of Five Hundred Million United States Dollars (U.S. $500,000,000), and to pay accrued interest, if any, on such principal amount from April 11, 2003 semi-annually in arrears on April 8 and October 8 of each year commencing on October 8, 2003 at the rate of 4.625% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, until said principal amount is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has been paid or duly provided for to, but excluding, such Interest Payment Date, and payments of interest at the Maturity Date or upon earlier redemption or repayment shall include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shown above will, as provided in the Fiscal Agency Agreement referred to in the Terms and Conditions of the Notes attached hereto (the "Terms"), be paid to the person in whose name this Note (or one or more predecessor Notes) is registered (the "Holder") at the close of business on the March 24 or September 23 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a "Regular Record Date") and, in the case of interest payable on the Maturity Date, to the same person to whom the principal hereof is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the Interest Payment Date relating thereto, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the succeeding Interest Payment Date to the Holder hereof on the Regular Record Date for such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to said person on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a date (a "Special Record Date") for the payment of such Defaulted Interest to be fixed by Mexico, notice whereof shall be given to the Holder hereof not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange.

         For purposes of this Note, "Business Day" means any day that is (a) not a Saturday or Sunday and (b) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

         If any payment of principal, premium, if any, or interest is required to be made in respect of this Note on any Interest Payment Date, the Maturity Date or upon earlier redemption or repayment and the date fixed for such payment is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such date. If any payment required to be made in respect of this Note falls on a day that is not a business day in the relevant place of payment, such payment will be made on the next succeeding business day in such place of payment. No additional interest will accrue as a result of any such delayed payment pursuant to this paragraph.

         This Note may be listed on the Luxembourg Stock Exchange. If and so long as this Note is listed on such Exchange and required by the rules thereof, Mexico will maintain a Paying Agent and a Transfer Agent with an office in Luxembourg (initially, in both cases, Kredietbank S.A. Luxembourgeoise).

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN THE TERMS, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Note shall not be valid or obligatory for any purpose until this Note has been authenticated by Citibank, N.A., or its successor, as Fiscal Agent.

         IN WITNESS WHEREOF, Mexico has caused this Note to be duly executed.

Dated: April 11, 2003

                                UNITED MEXICAN STATES


                                By
                                  ----------------------------------------------
                                     Alonso Garcia Tames
                                     Director General of Public Credit of the
                                     Ministry of Finance and Public Credit


                                By
                                  ----------------------------------------------
                                     Claudia Bazua Witte
                                     Treasurer of the Federation


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities issued under the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A.,
as Fiscal Agent


By
  ---------------------------------------------
      AUTHORIZED SIGNATORY

                        TERMS AND CONDITIONS OF THE NOTES

         1. General. (a) This Note is one of a duly authorized series of debt securities of Mexico designated as its 4.625% Global Notes due 2008 (the "Notes") issued pursuant to the Fiscal Agency Agreement dated as of September 1, 1992, as amended by Amendment No. 1 thereto dated as of November 28, 1995 and Amendment No. 2 thereto dated as of March 3, 2003, as the same may be further amended from time to time (the "Fiscal Agency Agreement") between Mexico and Citibank, N.A., as fiscal agent (the "Fiscal Agent," which term includes any successor fiscal agent under the Fiscal Agency Agreement), to which Fiscal Agency Agreement and all fiscal agency agreements and authorizations supplemental thereto (including the Sub-Authorization Certificate dated as of April 11, 2003 (the "Authorization Certificate") establishing the terms of the Notes) reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Fiscal Agent, Mexico and the holders of the Notes (the "Holders"). The notes are initially limited to the principal amount of U.S. $1,500,000,000, subject to increase as provided in paragraph 13 below. Copies of the Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. All terms used in this Note which are defined in the Fiscal Agency Agreement shall have the meanings assigned to them in the Fiscal Agency Agreement. This Note is issued under the Fiscal Agency Agreement and designated as "Global Medium-Term Notes, Series A" of Mexico, initially limited to an aggregate principal amount of U.S. $30,000,000,000 or the equivalent thereof in other currencies or currency units, subject to reduction at the option of Mexico, including as a result of the sale of other debt securities of Mexico. Each Note will be denominated in U.S. dollars or in such other currency or currency unit (the "Specified Currency") as set forth on the face hereof. The U.S. dollar equivalent of any Note denominated in a Specified Currency other than U.S. dollars (a "Foreign Currency Note") will be determined by the Exchange Rate Agent (which agent, unless otherwise provided on the face hereof, shall be Citibank, N.A.) on the basis of the noon buying rate for cable transfers in the relevant foreign currency in The City of New York as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date.

         (b) The Notes are issuable in fully registered form only, without coupons. Each Note will be issued in book-entry form represented by one or more global Notes (each, a "Global Note") registered in the name of a nominee of DTC or another depositary (each, a "Depositary") for the accounts of its participants. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by any such nominee to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such global note for all purposes under the Fiscal Agency Agreement. Except in the limited circumstances described herein, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form ("Certificated Notes") and will not be considered Holders thereof under the Fiscal Agency Agreement.

         (c) Except as described in this paragraph, Certificated Notes will not be issued in exchange for beneficial interests in the Global Notes. If DTC is at any time unwilling or unable to continue as depositary or is ineligible to act as depositary in connection with the Global Notes, and a successor depositary is not appointed by Mexico within 90 days after Mexico is notified by DTC or becomes aware of such condition, Mexico will issue Certificated Notes in exchange for the Global Notes. In addition, Mexico may at any time and in its sole discretion determine not to have any of the Notes represented by the Global Notes, and in such event, will issue Certificated Notes in exchange for the Global Notes representing such Notes. In such event, such Certificated Notes will be issued only in fully registered form without coupons in denominations of U.S. $1,000 and integral multiples thereof.

         2. Payments and Paying Agents. (a) Principal of and any premium and interest on this Note shall be payable in U.S. dollars.

         (b) Mexico will, through its Paying Agent, make payments of principal of, premium, if any, and interest on this Note by wire transfer to the Depositary or to its nominee or common depositary as the registered owner of the Notes, which will receive the funds for distribution to the Holders. Neither Mexico nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. If Certificated Notes are issued under the circumstances described in Section 1(c), payments of principal of, premium, if any, and interest on each Certificated Note payable on the Maturity Date or upon earlier redemption or repayment will be payable in immediately available funds to the person in whose name such Note is registered on the Maturity Date, upon presentation and surrender of the Note at the corporate trust office of the principal Paying Agent or, subject to applicable laws and regulations, at the office of any other Paying Agent that Mexico appoints pursuant to the Fiscal Agency Agreement. Interest on each Certificated Note (other than interest payable on the Maturity Date or upon earlier redemption or repayment) will be payable to the person in whose name such Note is registered at the close of business on the Regular Record Date or Special Record Date, as the case may be, for the relevant Interest Payment Date. Payment of interest on each Certificated Note will be made (i) by check mailed to the Holder of each Note at such Holder's registered address or (ii) upon application of any Holder of at least $10,000,000 principal amount (or its equivalent in other currencies or currency units) of Notes to the Paying Agent not later than the relevant Regular Record Date or Special Record Date, as the case may be, prior to the applicable payment date providing (A) notice of such Holder's election to receive such payment by wire transfer and (B) wire transfer instructions to an account maintained by such Holder, by transfer of immediately available funds.

         (c) Mexico agrees that so long as any of the Notes are outstanding, it will maintain a Paying Agent and Transfer Agent in a principal city in Europe for payment on the Notes (which will be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require), a registrar having a specified office in The City of New York and a Paying Agent having a specified office in The City of New York. Mexico has initially appointed Citibank, N.A., and Kredietbank S.A. Luxembourgeoise as Paying Agents and Transfer Agents for the Notes. Subject to the foregoing, Mexico shall have the right at any time to terminate any such appointment and to appoint any other Paying Agents or Transfer Agents in such other places as it may deem appropriate upon notice in accordance with Section 12 below.

         (d) Any moneys held by the Fiscal Agent in respect of the Notes remaining unclaimed for two years after such amounts shall have become due and payable shall be returned by the Fiscal Agent to Mexico upon Mexico's written request and the Holders of such Notes shall thereafter look only to Mexico for any payment to which such Holders may be entitled. Claims against Mexico for the payment of principal, premium, if any, and interest will become void unless made within five years after the payment first became due (or such shorter period as shall be prescribed by applicable law).

         3. Redemption. The Notes will not be redeemable at the option of Mexico prior to the Maturity Date. Unless otherwise specified on the face hereof, this Note will not be entitled to the benefit of a sinking fund.

         4. Early Repayment. Unless otherwise specified and subject to the terms set forth on the face hereof, this Note will not be repayable prior to the Maturity Date at the option of the Holder hereof.

         5. Purchase of the Notes by Mexico. Mexico may at any time purchase or acquire any of the Notes at any price in the open market or otherwise. Notes so purchased by Mexico may, at Mexico's discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the Fiscal Agent for cancellation.

         6. Additional Amounts. (a) The payment by Mexico of principal of, premium, if any, and interest on the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Mexico, any political subdivision thereof or any taxing authority in Mexico. If Mexico is required by law to make any such withholding or deduction, it will pay such additional amounts ("Additional Amounts") as may be necessary in order to ensure that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts of principal, premium, if any, and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Note to or on behalf of a Holder who is liable for taxes or duties in respect of such Note (i) by reason of such Holder having some connection with Mexico other than the mere holding of such Note or the receipt of principal of, premium, if any, or interest on any Note; (ii) in the case of Registered Notes, by reason of the failure to comply with any reasonable certification, identification, documentation or other reporting or registration requirement, concerning the nationality, residence, identity or connection with Mexico, or any political subdivision or taxing authority thereof or therein, of the Holder of a Note or any interest therein or rights in respect thereof, if compliance is required by applicable law, regulation, administrative practice or any treaty in effect, as a precondition to exemption from, or reduction in the rate of, deduction or withholding; or (iii) by reason of the failure of such Holder to present such Holder's Note for payment within 30 days after the principal of, premium, if any, or interest on any Note is first made available for payment to the Holder.

         (b) Whenever in this Note there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

         7. Ranking, Status and Negative Pledge. (a) The Notes will be direct, general and unconditional Public External Indebtedness of Mexico and will rank pari passu, without any preference among themselves, with all other unsecured and unsubordinated obligations of Mexico, present and future, relating to Public External Indebtedness. Mexico has pledged its full faith and credit for the due and punctual payment of principal of, interest on, and premium, if any, on the Notes.

         (b) Mexico undertakes that so long as any of the Notes remain outstanding, it will not create or permit to subsist any Security Interest (as defined below) in the whole or any part of its present or future revenues or assets to secure Public External Indebtedness of Mexico, unless the Notes are secured equally and ratably with such Public External Indebtedness; provided, however, that Mexico may create or permit to subsist:

               (i) Security Interests created prior to December 3, 1993;

               (ii) Security Interests in bonds owned by Mexico which have been issued under the Discount and Par Bond Exchange Agreement, dated as of February 4, 1990, between Mexico and its creditors;

               (iii) Security Interests securing Public External Indebtedness incurred in connection with a Project Financing (as defined below), provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

               (iv) Security Interests securing Public External Indebtedness which (A) is issued by Mexico in exchange for debt of Mexican public sector bodies (other than Mexico) and (B) is in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed $29 billion; and

               (v) Security Interests securing Public External Indebtedness incurred or assumed by Mexico to finance or refinance the acquisition of the assets in which such Security Interest has been created or permitted to subsist.

         (c) For the purposes of this Section 7 and Section 8, the following terms shall have the meanings specified below:

               (i) "Public External Indebtedness" means any Public Indebtedness that is payable by its terms or at the option of its holder in any currency other than the currency of Mexico (other than any such Public Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Mexico shall be deemed to be original issuance within Mexico;

               (ii) "Public Indebtedness" means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities that (A) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (or any successor law or regulation of similar effect)) and
          (B) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Mexico to a period in excess of one year;

               (iii) "Project Financing" means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing such financing (A) expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the moneys advanced and (B) have been provided with a feasibility study prepared by competent independent experts on the basis of which it was reasonable to conclude that such project would generate sufficient foreign currency income to service substantially all Public External Indebtedness incurred in connection with such project; and

               (iv) "Security Interest" means any lien, pledge, mortgage, security interest or other encumbrance.

         8. Events of Default. Each of the following events will constitute an "Event of Default" under the Notes: (a) the failure of Mexico to pay when due any principal of, premium, if any, or interest on any Note if such failure shall continue unremedied for a period of 30 days; or (b) the failure of Mexico to perform any other obligation under the Notes if such failure shall continue unremedied for a period of 30 days after written notice requiring the same to be remedied shall have been given to Mexico at the office of the Fiscal Agent by the Holder of any Note; or (c) acceleration of an aggregate principal amount of Public External Indebtedness of Mexico in excess of $10,000,000 (or its equivalent in any other currency) by reason of an event of default (however described) resulting from the failure of Mexico to make any payment of principal or interest thereunder when due; or (d) the failure to make any payment in respect of Public External Indebtedness of Mexico in an aggregate principal amount in excess of $10,000,000 (or its equivalent in any other currency) when due and the continuance of such failure for a period of 30 days after written notice requiring the same to be remedied shall have been given to Mexico at the office of the Fiscal Agent by the Holder of any Note; or (e) the declaration by Mexico of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of Mexico. Upon the occurrence and during the continuance of an Event of Default, then, and in every such case, the Fiscal Agent shall, upon the instruction of the Holders of not less than 25% of the aggregate principal amount of the Notes Outstanding (as defined in the Fiscal Agency Agreement) at that time, by written demand given to Mexico with a copy to the Fiscal Agent, declare all the Notes to be, and the principal amount of all the Notes and the accrued interest thereon shall thereupon become, immediately due and payable, unless prior to receipt of such demand by Mexico all such Events of Default shall have been cured, waived or otherwise remedied. If any and all existing Events of Default hereunder shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% of the aggregate principal amount of the Notes Outstanding at that time, by written notice to Mexico and to the Fiscal Agent as set forth in the Fiscal Agency Agreement, by written consent or by a vote at meeting held in accordance with Section 11, may, on behalf of all the Holders, rescind and annul any prior declaration of the acceleration of the principal of and interest accrued on the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent default, or shall impair any right consequent thereon.

         9. Replacement. (a) If this Note shall at any time become mutilated or be defaced, destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity to save Mexico, the Fiscal Agent and any other agent harmless, and such other documents or proof as may be required by Mexico or the Fiscal Agent) is delivered to the principal corporate trust office of the Fiscal Agent, then, in the absence of notice to Mexico or the Fiscal Agent that this Note has been acquired by a bona fide purchaser, Mexico shall execute and, upon its request, the Fiscal Agent shall authenticate and deliver a new Note of like tenor and principal amount (but with a different serial number) in exchange for, or in lieu of, this Note and/or a new coupon or coupons in lieu of the coupon or coupons appertaining hereto, if any. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note. Prior to the issuance of any substitute Note, Mexico may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent connected therewith). If any Note that has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, Mexico may pay or authorize payment of the same without issuing a substitute Note. The issuance of a new Note in lieu of any mutilated, destroyed, stolen or lost Note shall constitute an original additional contractual obligation of Mexico, whether or not the mutilated, destroyed, stolen or lost Note shall be at any time enforceable by anyone. Any new Note issued pursuant to this paragraph shall be dated the date of its authentication.

         10. Exchange and Transfer. (a) Upon the terms and subject to the conditions set forth in the Fiscal Agency Agreement and the Authorization Certificate, a Note or Notes may be exchanged for a Note or Notes of equal aggregate principal amount in the same or different authorized denominations as may be requested by the Holder, by surrender of such Note or Notes at the office of the Fiscal Agent, or at the office of any Transfer Agent, together with a written request for the exchange.

         (b) Unless this Note has been issued in book-entry form, as provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Fiscal Agent's register, upon surrender of this Note for registration of transfer at the corporate trust department of the Fiscal Agent in The City of New York or at the office of any Transfer Agent, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to Mexico and the Fiscal Agent, executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon Mexico shall execute and the Fiscal Agent shall authenticate and deliver one or more new Notes dated the date of authentication thereof, in authorized denominations and having the same aggregate principal amount, to the designated transferee or transferees.

         (c) No service charge will be imposed upon the Holder of a Note in connection with exchanges for Notes of a different denomination or for registration of transfers thereof, but Mexico may charge the party requesting any registration of transfer, exchange or registration of Notes a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

         (d) Prior to due presentment of this Note for registration of transfer, Mexico or the Fiscal Agent may treat the Holder of this Note as the owner of this Note for all purposes, whether or not this Note shall be overdue, and neither Mexico nor the Fiscal Agent shall be affected by notice to the contrary.

         11. Modifications, Amendments and Waivers. As provided in the Fiscal Agency Agreement, Mexico and the Fiscal Agent may, (a) with the consent of the Holders at a meeting duly called and held as specified in the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding represented at such meeting, or
(b) with the written consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding, modify, amend or supplement the Terms or, insofar as respects the Notes, the Fiscal Agency Agreement, in any way, and such Holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Notes to be made, given or taken by the Holders; provided, however, that no such action may, without the consent of the Holders of not less than 75% of the aggregate principal amount of the Notes then Outstanding, voting at a meeting or by written consent, (i) change the due date for the payment of the principal of, premium, if any, or any installment of interest on any Note, (ii) reduce the principal amount of any Note, the portion of such principal amount that is payable upon acceleration of the maturity of such Note, the interest rate thereon or any premium payable upon redemption thereof, (iii) change the coin or currency in which or the required places at which payment with respect to interest, any premium or principal in respect of the Notes is payable, (iv) shorten the period during which Mexico is not permitted to redeem Notes, or permit Mexico to redeem Notes if, prior to such action, Mexico is not permitted to do so, (v) reduce the proportion of the principal amount of the Notes the vote or consent of the Holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the Terms or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of "Outstanding" with respect to the Notes, (vi) change the obligation of Mexico to pay any Additional Amounts, (vii) change Section 7(a) or Section 15, (viii) change the courts to the jurisdiction of which Mexico has submitted, Mexico's obligation to appoint and maintain an agent for service of process in the Borough of Manhattan, The City of New York or Mexico's waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Notes as set forth in the Fiscal Agency Agreement, or
(ix) in connection with an exchange offer for the Notes, amend the definition of "Events of Default." In addition, the Fiscal Agency Agreement permits Mexico and the Fiscal Agent, without the consent of any Holders of Notes, to amend the Fiscal Agency Agreement or the Notes for the purpose of (i) adding to the covenants of Mexico for the benefit of the Holders of Notes, (ii) surrendering any right or power conferred upon Mexico, (iii) securing the Notes pursuant to the requirements of the Notes or otherwise, (iv) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Notes or the Fiscal Agency Agreement or (v) amending the Fiscal Agency Agreement or the Notes in any manner which Mexico and the Fiscal Agent may determine and which shall not be inconsistent with the Notes and shall not adversely affect the interest of any Holder of Notes.

         12. Notices. Notices to Holders of the Notes will be given by mail to their respective addresses appearing in the register maintained by the Fiscal Agent. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, such notices will be published in a leading newspaper of general circulation in Luxembourg. If publication as aforesaid is not practicable, such notices will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given on the later of the date of such publication and the fourth calendar day after the date of mailing.

         13. Further Issues. Mexico may, from time to time, without the consent of the Holders, create and issue additional notes having terms and conditions the same as the Notes, or the same except for the amount of the first payment of interest, which additional notes may be consolidated and form a single series with the outstanding Notes; provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the Notes have as of the date of the issue of such additional notes.

         14. Obligation Absolute. No reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of Mexico, which is absolute and unconditional, to pay principal of and any premium, if any, and interest on this Note at the time and place, and in the coin or currency, herein prescribed.

         15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION HEREOF BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

         16. Due Authorization. Mexico hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Notes, and to constitute the same valid obligations of Mexico in accordance with their terms, have been done and performed and have happened in due and strict compliance with the applicable laws of Mexico.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


please print or typewrite name and address including postal zip code of assignee

------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Fiscal Agent, with full power of substitution in the premises.

Dated:                              Signature:
         -------------------------            ---------------------------

                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE UNITED MEXICAN STATES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FISCAL AGENCY AGREEMENT AND THE AUTHORIZATION CERTIFICATE REFERRED TO ON THE REVERSE HEREOF.

                              UNITED MEXICAN STATES

                       Global Medium-Term Notes, Series A
                   Due Nine Months or More from Date of Issue

                          7.500% Global Notes due 2033

No. R-[ ]                               U.S. $500,000,000
CUSIP No.:  91086QAN8
ISIN No.:  US91086QAN88
Common Code:  016699314


Original Issue Date:                    April 11, 2003

Maturity Date:                          April 8, 2033

Specified Currency:                     U.S. dollars

Authorized Denominations:               U.S. $1,000 and integral multiples
                                        thereof

Form:                                   (X)  Book-Entry     ( )  Bearer
                                        ( )  Certificated   (X)  Registered

Interest Rate:                          7.500% per annum accruing from April 11,
                                        2003

     Interest Payment Dates:            Semi-annually on April 8 and October 8
                                        of each year, commencing on October 8,
                                        2003

     Regular Record Dates:              March 24 and September 23 of each year

Optional Redemption:                           Yes       X    No
                                        -------     ---------
Optional Repayment:                            Yes       X    No
                                        -------     ---------
Indexed Note:                                  Yes       X    No
                                        -------     ---------
Foreign Currency Note:                         Yes       X    No
                                        -------     ---------
Original Issue Discount Note:                  Yes       X    No
                                        -------     ---------

Listing:                                Luxembourg Stock Exchange

Fiscal Agent, Principal Paying
Agent, Transfer Agent, Registrar
and Authenticating Agent:               Citibank, N.A.

Luxembourg Paying Agent and
Transfer Agent:                         Kredietbank S.A. Luxembourgeoise

         The UNITED MEXICAN STATES ("Mexico"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on the Maturity Date shown above upon presentation and surrender hereof, the principal amount of Five Hundred Million United States Dollars (U.S. $500,000,000), and to pay accrued interest, if any, on such principal amount from April 11, 2003 semi-annually in arrears on April 8 and October 8 of each year commencing on October 8, 2003 at the rate of 7.500% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, until said principal amount is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has been paid or duly provided for to, but excluding, such Interest Payment Date, and payments of interest at the Maturity Date or upon earlier redemption or repayment shall include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shown above will, as provided in the Fiscal Agency Agreement referred to in the Terms and Conditions of the Notes attached hereto (the "Terms"), be paid to the person in whose name this Note (or one or more predecessor Notes) is registered (the "Holder") at the close of business on the March 24 or September 23 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a "Regular Record Date") and, in the case of interest payable on the Maturity Date, to the same person to whom the principal hereof is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the Interest Payment Date relating thereto, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the succeeding Interest Payment Date to the Holder hereof on the Regular Record Date for such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to said person on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a date (a "Special Record Date") for the payment of such Defaulted Interest to be fixed by Mexico, notice whereof shall be given to the Holder hereof not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange.

         For purposes of this Note, "Business Day" means any day that is (a) not a Saturday or Sunday and (b) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

         If any payment of principal, premium, if any, or interest is required to be made in respect of this Note on any Interest Payment Date, the Maturity Date or upon earlier redemption or repayment and the date fixed for such payment is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such date. If any payment required to be made in respect of this Note falls on a day that is not a business day in the relevant place of payment, such payment will be made on the next succeeding business day in such place of payment. No additional interest will accrue as a result of any such delayed payment pursuant to this paragraph.

         This Note may be listed on the Luxembourg Stock Exchange. If and so long as this Note is listed on such Exchange and required by the rules thereof, Mexico will maintain a Paying Agent and a Transfer Agent with an office in Luxembourg (initially, in both cases, Kredietbank S.A. Luxembourgeoise).

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN THE TERMS, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Note shall not be valid or obligatory for any purpose until this Note has been authenticated by Citibank, N.A., or its successor, as Fiscal Agent.

         IN WITNESS WHEREOF, Mexico has caused this Note to be duly executed.

Dated: April 11, 2003

                                UNITED MEXICAN STATES


                                By
                                  ----------------------------------------------
                                     Alonso Garcia Tames
                                     Director General of Public Credit of the
                                     Ministry of Finance and Public Credit


                                By
                                  ----------------------------------------------
                                     Claudia Bazua Witte
                                     Treasurer of the Federation


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Debt Securities issued under the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A.,
as Fiscal Agent


By
  ---------------------------------------------
      AUTHORIZED SIGNATORY

                        TERMS AND CONDITIONS OF THE NOTES

         1. General. (a) This Note is one of a duly authorized series of debt securities of Mexico designated as its 7.500% Global Notes due 2033 (the "Notes") issued pursuant to the Fiscal Agency Agreement dated as of September 1, 1992, as amended by Amendment No. 1 thereto dated as of November 28, 1995 and Amendment No. 2 thereto dated as of March 3, 2003, as the same may be further amended from time to time (the "Fiscal Agency Agreement") between Mexico and Citibank, N.A., as fiscal agent (the "Fiscal Agent," which term includes any successor fiscal agent under the Fiscal Agency Agreement), to which Fiscal Agency Agreement and all fiscal agency agreements and authorizations supplemental thereto (including the Sub-Authorization Certificate dated as of April 11, 2003 (the "Authorization Certificate") establishing the terms of the Notes) reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Fiscal Agent, Mexico and the holders of the Notes (the "Holders"). The notes are initially limited to the principal amount of U.S. $1,000,000,000, subject to increase as provided in paragraph 13 below. Copies of the Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. All terms used in this Note which are defined in the Fiscal Agency Agreement shall have the meanings assigned to them in the Fiscal Agency Agreement. This Note is issued under the Fiscal Agency Agreement and designated as "Global Medium-Term Notes, Series A" of Mexico, initially limited to an aggregate principal amount of U.S. $30,000,000,000 or the equivalent thereof in other currencies or currency units, subject to reduction at the option of Mexico, including as a result of the sale of other debt securities of Mexico. Each Note will be denominated in U.S. dollars or in such other currency or currency unit (the "Specified Currency") as set forth on the face hereof. The U.S. dollar equivalent of any Note denominated in a Specified Currency other than U.S. dollars (a "Foreign Currency Note") will be determined by the Exchange Rate Agent (which agent, unless otherwise provided on the face hereof, shall be Citibank, N.A.) on the basis of the noon buying rate for cable transfers in the relevant foreign currency in The City of New York as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date.

         (b) The Notes are issuable in fully registered form only, without coupons. Each Note will be issued in book-entry form represented by one or more global Notes (each, a "Global Note") registered in the name of a nominee of DTC or another depositary (each, a "Depositary") for the accounts of its participants. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by any such nominee to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such global note for all purposes under the Fiscal Agency Agreement. Except in the limited circumstances described herein, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form ("Certificated Notes") and will not be considered Holders thereof under the Fiscal Agency Agreement.

         (c) Except as described in this paragraph, Certificated Notes will not be issued in exchange for beneficial interests in the Global Notes. If DTC is at any time unwilling or unable to continue as depositary or is ineligible to act as depositary in connection with the Global Notes, and a successor depositary is not appointed by Mexico within 90 days after Mexico is notified by DTC or becomes aware of such condition, Mexico will issue Certificated Notes in exchange for the Global Notes. In addition, Mexico may at any time and in its sole discretion determine not to have any of the Notes represented by the Global Notes, and in such event, will issue Certificated Notes in exchange for the Global Notes representing such Notes. In such event, such Certificated Notes will be issued only in fully registered form without coupons in denominations of U.S. $1,000 and integral multiples thereof.

         2. Payments and Paying Agents. (a) Principal of and any premium and interest on this Note shall be payable in U.S. dollars.

         (b) Mexico will, through its Paying Agent, make payments of principal of, premium, if any, and interest on this Note by wire transfer to the Depositary or to its nominee or common depositary as the registered owner of the Notes, which will receive the funds for distribution to the Holders. Neither Mexico nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. If Certificated Notes are issued under the circumstances described in Section 1(c), payments of principal of, premium, if any, and interest on each Certificated Note payable on the Maturity Date or upon earlier redemption or repayment will be payable in immediately available funds to the person in whose name such Note is registered on the Maturity Date, upon presentation and surrender of the Note at the corporate trust office of the principal Paying Agent or, subject to applicable laws and regulations, at the office of any other Paying Agent that Mexico appoints pursuant to the Fiscal Agency Agreement. Interest on each Certificated Note (other than interest payable on the Maturity Date or upon earlier redemption or repayment) will be payable to the person in whose name such Note is registered at the close of business on the Regular Record Date or Special Record Date, as the case may be, for the relevant Interest Payment Date. Payment of interest on each Certificated Note will be made (i) by check mailed to the Holder of each Note at such Holder's registered address or (ii) upon application of any Holder of at least $10,000,000 principal amount (or its equivalent in other currencies or currency units) of Notes to the Paying Agent not later than the relevant Regular Record Date or Special Record Date, as the case may be, prior to the applicable payment date providing (A) notice of such Holder's election to receive such payment by wire transfer and (B) wire transfer instructions to an account maintained by such Holder, by transfer of immediately available funds.

         (c) Mexico agrees that so long as any of the Notes are outstanding, it will maintain a Paying Agent and Transfer Agent in a principal city in Europe for payment on the Notes (which will be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require), a registrar having a specified office in The City of New York and a Paying Agent having a specified office in The City of New York. Mexico has initially appointed Citibank, N.A., and Kredietbank S.A. Luxembourgeoise as Paying Agents and Transfer Agents for the Notes. Subject to the foregoing, Mexico shall have the right at any time to terminate any such appointment and to appoint any other Paying Agents or Transfer Agents in such other places as it may deem appropriate upon notice in accordance with Section 12 below.

         (d) Any moneys held by the Fiscal Agent in respect of the Notes remaining unclaimed for two years after such amounts shall have become due and payable shall be returned by the Fiscal Agent to Mexico upon Mexico's written request and the Holders of such Notes shall thereafter look only to Mexico for any payment to which such Holders may be entitled. Claims against Mexico for the payment of principal, premium, if any, and interest will become void unless made within five years after the payment first became due (or such shorter period as shall be prescribed by applicable law).

         3. Redemption. The Notes will not be redeemable at the option of Mexico prior to the Maturity Date. Unless otherwise specified on the face hereof, this Note will not be entitled to the benefit of a sinking fund.

         4. Early Repayment. Unless otherwise specified and subject to the terms set forth on the face hereof, this Note will not be repayable prior to the Maturity Date at the option of the Holder hereof.

         5. Purchase of the Notes by Mexico. Mexico may at any time purchase or acquire any of the Notes at any price in the open market or otherwise. Notes so purchased by Mexico may, at Mexico's discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the Fiscal Agent for cancellation.

         6. Additional Amounts. (a) The payment by Mexico of principal of, premium, if any, and interest on the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Mexico, any political subdivision thereof or any taxing authority in Mexico. If Mexico is required by law to make any such withholding or deduction, it will pay such additional amounts ("Additional Amounts") as may be necessary in order to ensure that the net amounts receivable by the Holders after such withholding or deduction shall equal the respective amounts of principal, premium, if any, and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Note to or on behalf of a Holder who is liable for taxes or duties in respect of such Note (i) by reason of such Holder having some connection with Mexico other than the mere holding of such Note or the receipt of principal of, premium, if any, or interest on any Note; (ii) in the case of Registered Notes, by reason of the failure to comply with any reasonable certification, identification, documentation or other reporting or registration requirement, concerning the nationality, residence, identity or connection with Mexico, or any political subdivision or taxing authority thereof or therein, of the Holder of a Note or any interest therein or rights in respect thereof, if compliance is required by applicable law, regulation, administrative practice or any treaty in effect, as a precondition to exemption from, or reduction in the rate of, deduction or withholding; or (iii) by reason of the failure of such Holder to present such Holder's Note for payment within 30 days after the principal of, premium, if any, or interest on any Note is first made available for payment to the Holder.

         (b) Whenever in this Note there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

         7. Ranking, Status and Negative Pledge. (a) The Notes will be direct, general and unconditional Public External Indebtedness of Mexico and will rank pari passu, without any preference among themselves, with all other unsecured and unsubordinated obligations of Mexico, present and future, relating to Public External Indebtedness. Mexico has pledged its full faith and credit for the due and punctual payment of principal of, interest on, and premium, if any, on the Notes.

         (b) Mexico undertakes that so long as any of the Notes remain outstanding, it will not create or permit to subsist any Security Interest (as defined below) in the whole or any part of its present or future revenues or assets to secure Public External Indebtedness of Mexico, unless the Notes are secured equally and ratably with such Public External Indebtedness; provided, however, that Mexico may create or permit to subsist:

               (i) Security Interests created prior to December 3, 1993;

               (ii) Security Interests in bonds owned by Mexico which have been issued under the Discount and Par Bond Exchange Agreement, dated as of February 4, 1990, between Mexico and its creditors;

               (iii) Security Interests securing Public External Indebtedness incurred in connection with a Project Financing (as defined below), provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

               (iv) Security Interests securing Public External Indebtedness which (A) is issued by Mexico in exchange for debt of Mexican public sector bodies (other than Mexico) and (B) is in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed $29 billion; and

               (v) Security Interests securing Public External Indebtedness incurred or assumed by Mexico to finance or refinance the acquisition of the assets in which such Security Interest has been created or permitted to subsist.

         (c) For the purposes of this Section 7 and Section 8, the following terms shall have the meanings specified below:

               (i) "Public External Indebtedness" means any Public Indebtedness that is payable by its terms or at the option of its holder in any currency other than the currency of Mexico (other than any such Public Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Mexico shall be deemed to be original issuance within Mexico;

               (ii) "Public Indebtedness" means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities that (A) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (or any successor law or regulation of similar effect)) and
          (B) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Mexico to a period in excess of one year;

               (iii) "Project Financing" means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing such financing (A) expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the moneys advanced and (B) have been provided with a feasibility study prepared by competent independent experts on the basis of which it was reasonable to conclude that such project would generate sufficient foreign currency income to service substantially all Public External Indebtedness incurred in connection with such project; and

               (iv) "Security Interest" means any lien, pledge, mortgage, security interest or other encumbrance.

         8. Events of Default. Each of the following events will constitute an "Event of Default" under the Notes: (a) the failure of Mexico to pay when due any principal of, premium, if any, or interest on any Note if such failure shall continue unremedied for a period of 30 days; or (b) the failure of Mexico to perform any other obligation under the Notes if such failure shall continue unremedied for a period of 30 days after written notice requiring the same to be remedied shall have been given to Mexico at the office of the Fiscal Agent by the Holder of any Note; or (c) acceleration of an aggregate principal amount of Public External Indebtedness of Mexico in excess of $10,000,000 (or its equivalent in any other currency) by reason of an event of default (however described) resulting from the failure of Mexico to make any payment of principal or interest thereunder when due; or (d) the failure to make any payment in respect of Public External Indebtedness of Mexico in an aggregate principal amount in excess of $10,000,000 (or its equivalent in any other currency) when due and the continuance of such failure for a period of 30 days after written notice requiring the same to be remedied shall have been given to Mexico at the office of the Fiscal Agent by the Holder of any Note; or (e) the declaration by Mexico of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of Mexico. Upon the occurrence and during the continuance of an Event of Default, then, and in every such case, the Fiscal Agent shall, upon the instruction of the Holders of not less than 25% of the aggregate principal amount of the Notes Outstanding (as defined in the Fiscal Agency Agreement) at that time, by written demand given to Mexico with a copy to the Fiscal Agent, declare all the Notes to be, and the principal amount of all the Notes and the accrued interest thereon shall thereupon become, immediately due and payable, unless prior to receipt of such demand by Mexico all such Events of Default shall have been cured, waived or otherwise remedied. If any and all existing Events of Default hereunder shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% of the aggregate principal amount of the Notes Outstanding at that time, by written notice to Mexico and to the Fiscal Agent as set forth in the Fiscal Agency Agreement, by written consent or by a vote at meeting held in accordance with Section 11, may, on behalf of all the Holders, rescind and annul any prior declaration of the acceleration of the principal of and interest accrued on the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent default, or shall impair any right consequent thereon.

         9. Replacement. (a) If this Note shall at any time become mutilated or be defaced, destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity to save Mexico, the Fiscal Agent and any other agent harmless, and such other documents or proof as may be required by Mexico or the Fiscal Agent) is delivered to the principal corporate trust office of the Fiscal Agent, then, in the absence of notice to Mexico or the Fiscal Agent that this Note has been acquired by a bona fide purchaser, Mexico shall execute and, upon its request, the Fiscal Agent shall authenticate and deliver a new Note of like tenor and principal amount (but with a different serial number) in exchange for, or in lieu of, this Note and/or a new coupon or coupons in lieu of the coupon or coupons appertaining hereto, if any. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note. Prior to the issuance of any substitute Note, Mexico may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent connected therewith). If any Note that has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, Mexico may pay or authorize payment of the same without issuing a substitute Note. The issuance of a new Note in lieu of any mutilated, destroyed, stolen or lost Note shall constitute an original additional contractual obligation of Mexico, whether or not the mutilated, destroyed, stolen or lost Note shall be at any time enforceable by anyone. Any new Note issued pursuant to this paragraph shall be dated the date of its authentication.

         10. Exchange and Transfer. (a) Upon the terms and subject to the conditions set forth in the Fiscal Agency Agreement and the Authorization Certificate, a Note or Notes may be exchanged for a Note or Notes of equal aggregate principal amount in the same or different authorized denominations as may be requested by the Holder, by surrender of such Note or Notes at the office of the Fiscal Agent, or at the office of any Transfer Agent, together with a written request for the exchange.

         (b) Unless this Note has been issued in book-entry form, as provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Fiscal Agent's register, upon surrender of this Note for registration of transfer at the corporate trust department of the Fiscal Agent in The City of New York or at the office of any Transfer Agent, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to Mexico and the Fiscal Agent, executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon Mexico shall execute and the Fiscal Agent shall authenticate and deliver one or more new Notes dated the date of authentication thereof, in authorized denominations and having the same aggregate principal amount, to the designated transferee or transferees.

         (c) No service charge will be imposed upon the Holder of a Note in connection with exchanges for Notes of a different denomination or for registration of transfers thereof, but Mexico may charge the party requesting any registration of transfer, exchange or registration of Notes a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

         (d) Prior to due presentment of this Note for registration of transfer, Mexico or the Fiscal Agent may treat the Holder of this Note as the owner of this Note for all purposes, whether or not this Note shall be overdue, and neither Mexico nor the Fiscal Agent shall be affected by notice to the contrary.

         11. Modifications, Amendments and Waivers. As provided in the Fiscal Agency Agreement, Mexico and the Fiscal Agent may, (a) with the consent of the Holders at a meeting duly called and held as specified in the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding represented at such meeting, or
(b) with the written consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes then Outstanding, modify, amend or supplement the Terms or, insofar as respects the Notes, the Fiscal Agency Agreement, in any way, and such Holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Notes to be made, given or taken by the Holders; provided, however, that no such action may, without the consent of the Holders of not less than 75% of the aggregate principal amount of the Notes then Outstanding, voting at a meeting or by written consent, (i) change the due date for the payment of the principal of, premium, if any, or any installment of interest on any Note, (ii) reduce the principal amount of any Note, the portion of such principal amount that is payable upon acceleration of the maturity of such Note, the interest rate thereon or any premium payable upon redemption thereof, (iii) change the coin or currency in which or the required places at which payment with respect to interest, any premium or principal in respect of the Notes is payable, (iv) shorten the period during which Mexico is not permitted to redeem Notes, or permit Mexico to redeem Notes if, prior to such action, Mexico is not permitted to do so, (v) reduce the proportion of the principal amount of the Notes the vote or consent of the Holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the Terms or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of "Outstanding" with respect to the Notes, (vi) change the obligation of Mexico to pay any Additional Amounts, (vii) change Section 7(a) or Section 15, (viii) change the courts to the jurisdiction of which Mexico has submitted, Mexico's obligation to appoint and maintain an agent for service of process in the Borough of Manhattan, The City of New York or Mexico's waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Notes as set forth in the Fiscal Agency Agreement, or
(ix) in connection with an exchange offer for the Notes, amend the definition of "Events of Default." In addition, the Fiscal Agency Agreement permits Mexico and the Fiscal Agent, without the consent of any Holders of Notes, to amend the Fiscal Agency Agreement or the Notes for the purpose of (i) adding to the covenants of Mexico for the benefit of the Holders of Notes, (ii) surrendering any right or power conferred upon Mexico, (iii) securing the Notes pursuant to the requirements of the Notes or otherwise, (iv) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Notes or the Fiscal Agency Agreement or (v) amending the Fiscal Agency Agreement or the Notes in any manner which Mexico and the Fiscal Agent may determine and which shall not be inconsistent with the Notes and shall not adversely affect the interest of any Holder of Notes.

         12. Notices. Notices to Holders of the Notes will be given by mail to their respective addresses appearing in the register maintained by the Fiscal Agent. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, such notices will be published in a leading newspaper of general circulation in Luxembourg. If publication as aforesaid is not practicable, such notices will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given on the later of the date of such publication and the fourth calendar day after the date of mailing.

         13. Further Issues. Mexico may, from time to time, without the consent of the Holders, create and issue additional notes having terms and conditions the same as the Notes, or the same except for the amount of the first payment of interest, which additional notes may be consolidated and form a single series with the outstanding Notes; provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the Notes have as of the date of the issue of such additional notes.

         14. Obligation Absolute. No reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of Mexico, which is absolute and unconditional, to pay principal of and any premium, if any, and interest on this Note at the time and place, and in the coin or currency, herein prescribed.

         15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION HEREOF BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

         16. Due Authorization. Mexico hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Notes, and to constitute the same valid obligations of Mexico in accordance with their terms, have been done and performed and have happened in due and strict compliance with the applicable laws of Mexico.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


please print or typewrite name and address including postal zip code of assignee

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing

to transfer said Note on the books of the Fiscal Agent, with full power of substitution in the premises.

Dated:                              Signature:
        -------------------------             ---------------------------

         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.